Aflac Incorporated 3rd Quarter 2010 Form 10-Q

EXHIBIT 32

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Aflac Incorporated (the “Company”) for the quarterly period ended September 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Daniel P. Amos, as Chief Executive Officer of the Company, and Kriss Cloninger III, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Daniel P. Amos
Name:	Daniel P. Amos
Title:	Chief Executive Officer
Date:	November 5, 2010

/s/ Kriss Cloninger III
Name:	Kriss Cloninger III
Title:	Chief Financial Officer
Date:	November 5, 2010

EXH 32-1